Exhibit 4.8

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

WARRANT TO PURCHASE COMMON STOCK

of

CORAUTUS GENETICS INC.

Void after May 13, 2013

This certifies that, for value received, and as provided in the Employment Agreement between Corautus Genetics Inc. and Robert T. Atwood (“Atwood”) dated February 5, 2003 and executed May 14, 2003 (the “Employment Agreement”), and pursuant to the transfer of the Warrant to Purchase Common Stock of Corautus Genetics Inc., issued to Atwood as of May 14, 2003, to Pauletta Y. Atwood, as trustee for the Robert T. Atwood Grantor Retained Annuity Trust (“Holder”), effective October 27, 2003, Holder is entitled, subject to the terms set forth below, to purchase from Corautus Genetics Inc., a Delaware corporation (the “Company”), 35,716 shares of the Common Stock of the Company as provided herein, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States at the Exercise Price as provided in Section 2 below. The term “Warrant” as used herein shall mean this Warrant.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing May 14, 2003, and ending at 5:00 p.m., eastern standard time, on the earliest of the following dates, and shall be void thereafter:

(a) May 13, 2013;

(b) The date of expiration of the ninety-day period that begins on the date on which Atwood ceases to be an employee, director or consultant of the Company because of termination by the Company for Cause (as defined in the Employment Agreement) or voluntary termination by Atwood without Transition (as defined in the Employment Agreement);

(c) The date of expiration of the seven-year period that begins on the date on which Atwood ceases to be an employee, director or consultant of the Company because of voluntary termination by Atwood with Transition (as defined in the Employment Agreement).

2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be One Dollar and Thirty Cents ($1.30) per share of Common Stock (the “Exercise Price”).

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 100 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable), during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price of the shares to be purchased in cash, by check, by a cashless exercise program if permitted by the Company, by surrendering unrestricted shares of Company common stock that the Holder has held for at least six months, or by a combination of the foregoing, as acceptable to the Company. In addition to the payment of the Exercise Price, Holder also shall pay in cash or make arrangements acceptable to the Company to pay an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax and FICA withholding provisions of the Internal Revenue Code, and of the income tax laws of the state of Atwood’s residence, as well as any other withholding required by law. No shares will be issued until payment of the Exercise Price and all withholding is satisfied as determined by the Company.

(b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c) This Warrant shall not be considered an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Holder shall be responsible for all taxes associated with the Warrant.

(d) The terms of the Warrant and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock that may be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7. Transfer of Warrant and Common Stock.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder of this Warrant may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part other than by will or pursuant to the laws of descent and distribution.

(d) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) All shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(e) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall notify the Holder of such adjustment.

(b) In case of any voluntary dissolution, liquidation or winding-up of the Company, the Company will mail or cause to be mailed to the Holder a notice specifying the date on which such dissolution, liquidation or winding-up is to take place. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c) All notices, advices and communications under this Warrant shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing. The address for such notices to the Company shall be as follows:

Corautus Genetics Inc.

Attention: Chief Executive Officer

6555 Nancy Ridge Drive

San Diego, CA 92121

The address for such notices to the Holder shall be the Holder’s address indicated below his or her signature at the bottom of this document, unless another address is indicated as follows:

_______________________

_______________________

_______________________

Any party hereto, by written notice to the other party hereunder, may change its address for receipt of notices hereunder.

10. Amendments.

(a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

(b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Adjustments. The number and class of shares subject to this Warrant and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made consistent with any similar adjustment made under the Corautus Genetics Inc. 2002 Stock Plan by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

12. Registration Rights. The Holder shall not have any rights of registration with respect to the Common Stock issuable hereunder. The Company shall not be under any obligation to register the shares of Common Stock issuable hereunder, and shall not be obligated to include such shares in any registration statement for shares of its common stock.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws (but not the choice of laws rules) of the State of California.

14. Legal Compliance. Shares shall not be issued pursuant to the exercise of the Warrant unless the exercise of the Warrant and the issuance and delivery of such shares complies with all applicable laws and shall further be subject to the approval of counsel for the Company with respect to such compliance.

15. Miscellaneous.

(a) This document contains the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(b) Section and other headings contained in this document are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Warrant or any provision hereof.

(c) By Holder’s signature and the signature of the Company’s representative below, Holder and the Company agree that this Warrant is granted under and governed by the terms and conditions of this agreement. Holder has reviewed this agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this agreement and fully understands all provisions of this agreement. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to this agreement. Holder further agrees to notify the Company upon any change in the address indicated below.

16. HOLDER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT OF ATWOOD AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH ATWOOD’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE ATWOOD’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

17. By their signatures below, the Holder, Atwood and the Company agree that this Warrant amends and restates the previously issued Warrant to Purchase Common Stock of Corautus Genetics Inc., issued to Robert T. Atwood as of May 14, 2003.

IN WITNESS WHEREOF, CORAUTUS GENETICS INC. has caused this Warrant to be executed by its officers thereunto duly authorized as of this 14th day of May, 2003.

CORAUTUS GENETICS INC.

By:	/s/ Richard E. Otto
Richard E. Otto, Chief Executive Officer

Agreed and acknowledged,

/s/ Robert T. Atwood
Robert T. Atwood

/s/ Pauletta Y. Atwood
Pauletta Y. Atwood, as trustee for the Robert T. Atwood Grantor Retained Annuity Trust

Address:

NOTICE OF WARRANT EXERCISE

(1) Exercise of Warrant. The undersigned hereby elects to purchase _______ shares of Common Stock of CORAUTUS GENETICS INC., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

☐ cash (or check) in the total amount of $                    ;

☐              shares of the Company’s Common Stock which have been owned by Holder at least 6 months;

☐ cash in the total amount of $                     and              shares of the Company’s Common Stock; or

☐ cashless exercise pursuant to a program implemented by the Company (if available)

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Holder understands that adverse tax consequences may result from the purchase or disposition of the shares of Common Stock. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the shares of Common Stock and that Holder is not relying on the Company for any tax advice.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned Holder or in such other name as is specified below and acceptable to the Company:

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned Holder.

HOLDER:

Pauletta Y. Atwood, as trustee for the Robert T. Atwood Grantor Retained Annuity Trust	Date

ACKNOWLEDGMENT:

Corautus Genetics Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this      day of                     ,         .

CORAUTUS GENETICS INC.

By:
Name:
Title: